Exhibit 1(d)

                    FIFTH AGREEMENT AMENDMENT OF THE COMPANY
                          PRIME - SERVICE RENDER LTDA

                          CNPJ/MG: 02.887.100/0001-07


By means of this Contract Amendment Dee, LOCALIZA RENT A CAR S.A, with head-office at Av Bernardo Monteiro no.: 1563, Funcionarios District, in Belo Horizonte-MG, enrolled under Personal Taxpayers' Registration no.:
16.670.085/0001-55, registered at the Board of Trade of the State of Minas Gerais under the no. 3130001144-5 on January 17, 1996, hereby represented by its Directors Jose Salim Mattar Junior, who is Brazilian, judicially separated, a businessman, bearer of Identity Card no. M-1.653.965 issued by the Minas Gerais Public Security Department and Personal Taxpayer's Identification Card no. 071.823.766-87, who is resident and domiciled at Rua Boa Esperanca no.
525, apto 300, bairro Carmo Sion, Belo Horizonte, State of Minas Gerais, and Antonio Claudio Brandao Resende, Brazilian, married, a businessman, bearer of Identity Card no. M-578.679, issued by the Minas Gerais Public Security Department, and Personal Taxpayer's Identification Card No. 076.364.666-00, who is resident and domiciled at Rua Aldo Casilo, no. 21, bairro mangabeiras, Belo Horizonte, State of Minas Gerais and;

LOCALIZA SYSTEM LTDA, whose registered office is in this State Capital, at Avenida Bernardo Monteiro, 1563, enrolled at the General Taxpayer's Register under no. 18.367.946/0001-56, whose articles of association are duly recorded at the Corporate Registry Office under no. 58.475 on August 11, 1983, hereby represented by its directors Flavio Brandao Resende, who is Brazilian, a bachelor, of legal age, a businessman, bearer of Identity card no. M-4.661, issued by the Minas Gerais issued by the Minas Gerais Public Security Department and Personal Taxpayer's Identification Card no. 186.119.316-53, who is resident and domiciled at Rua Florida, no. 289 - apto 801, bairro Carmo Sion, Belo Horizonte, State of Minas Gerais and Aristides Luciano De Azevedo Newton, Brazilian, married, businessman, with an ID no.: M-14.595, issued by the Minas Gerais issued by the Minas Gerais Public Security Department and Personal Taxpayer's Identification Card no.: 020.311.249-00, with domicile at Inconfidentes Street, no. 355, apto 101, Funcionarios District, in Belo Horizonte-MG

The sole partners in the Company PRIME -PRESTADORA DE SERVICOS S/C LTDA, whose office is at Av. Bernardo Monteiro no. 1563, Bairro Funcionarios, City of Belo Horizonte, State of Minas Gerais, enrolled at the General Taxpayers'Register under no.: 02.887.1000/0001-07, whose articles of association are recorded at the Corportate Civil Registry under no. 99.783 - Book A, on November 26, 1998, decide to proceed to the third amendment of the Articles of Incorporation, which they do under the following clauses and conditions:


I - INCREASE OF CAPITAL STOCK

The partner Localiza Rent a Car S.A, herewith, decides to increase the Capital Stock, totally subscribed and paid, in the amount from R$ 50.000,00 (fifty hundred thousand Reais) to R$ 150.000,00 (one hundred and fifty thousand Reais).

Thus, the clause four in the Articles of Association shall then have the following content:

"CLAUSE FOUR - CAPITAL STOCK

Wholly subscribed and paid-up Capital Stock in Brazilian currency is R$ 150.000,00 (one hundred and fifty thousand Reais) divided in 15.000 (fifteen thousand) quotas with a par value of R$ 10.00 (ten Reais) each, distributed among the partners as follows:


           Partner                       No. Quotas         In R$          %
------------------------------------   --------------   ------------  ----------

LOCALIZA RENT A CAR S.A.                      14.999     149.990,00     99,9934
LOCALIZA SYSTEM LTDA.                              1          10,00      0,0066
------------------------------------   --------------   ------------  ----------
TOTAL                                         15.000     150.000,00     100,000
====================================   ==============   ============  ==========

PARAGRAPH FIRST- The responsibility of the partners if limited to the totality of the Capital Stock, in accordance to the Decree no. 3.708, as of January 10, 1919.

PARAGRAPH SECOND- For the approval of the contractual amendments which object is the modification of the Capital Stock, a minimum of shareholders representing 75% (seventy five percent) of the Capital Stock of the Company shall be required.

PARAGRAPH THIRD- The partner LOCALIZA SYSTEM LTDA, through written will, renounce hereof expressly the exert of its right of new quota subscription in the Capital Stock of the Company, in any contractual amendment mentioned in the prior paragraph."


II - MODIFICATION OF THE MAIN ACTIVITY AND OPENING OF BRANCHES

It is herewith modified the main activity of the head office for office of goods administration and own business.

Opening of a Branch located at Mario Tourinho Avenue, no. 1.156, bairro Seminario, City of Curitiba, State of Parana.

Branches were created through the minutes of The Board of Directory Meeting held in February 01, 2001 and April 16, 2001 filiais in Natal, Vitoria, Goiania, Campinas, Sorocaba, Uberlandia and Florianopolis.

Thus, the second paragraph of the clause two in the Articles of Association shall then have the following content:

"SECOND CLAUSE -  HEAD OFFICE AND BRANCES

Second Paragraph - The Company is based at Bernardo Monteiro Avenue no. 1653 - parte, bairro Funcionarios, and shall have the following branches:

- Minas Gerais (BET)
- Address: BR 381 - Km 429, Distrito Industrial Paulo Camilo Pena, Betim, MG.


- Minas Gerais (BHZ)
- Address: Rua Cesario Alvim, no. 11, Padre Eustaquio, Belo Horizonte, MG.


- Para (BEL)
- Address: Av. Governador Jose Malcher, 1357/1365, Nazare, Belem, PA.


- Distrito Federal (BSB)
- Address: Area Externa do Aeroporto - Setor de Locadoras, Lojas 3 e 4, Brasilia - DF.

- Sao Paulo (CPQ)
- Address: Av. Barao de Itapura, 2.309, Guanabara, Campinas, SP


- Sao Paulo (MOR)
- Address:  Av. Morumbi, 8.234, Broklin, Sao Paulo, SP.


- Curitiba (CWB)
- Address: Av. Comendador Franco, 4.386, esquina c/ Av. Tenente Coronel Joao Ramalho - Uberaba, Vila Macedo, Curitiba, PR.


- Ceara (FOR)
- Address: Praca Brigadeiro Eduardo Gomes, s/no., Aeroporto Pinto Martins, Fortaleza, CE.


- Goias (GYN)
- Address: Av. Anhanguera, 3.530, Setor Vila Nova, Goiania, GO.


- Rio Grande do Norte (NAT)
- Address: Av. Nascimento de Castro, no.1.794, Lagoa Nova, Natal, RN.


- Rio Grande do Sul (POA)
- Address: Av. Carlos Gomes, no.230, Mont'Serrat, Porto Alegre, RS.


- Pernambuco (REC)
- Address: Av. Visconde Jequitinhonha, 1.145, Boa Viagem, Recife, PE.

- Rio de Janeiro (RIO)
- Address: Av. Vinte de Janeiro, s/no., Aeroporto Internacional do Galeao, Ilha do Governador, Rio de Janeiro, RJ.


- Bahia (SSA)
- Address: Av. Otavio Mangabeiras, 29, Sao Cristovao, Salvador, BA.


- Vitoria (VIX)
- Address: Av. Fernando Ferrari, 3.740, Aeroporto, Vitoria, ES.


- Sao Paulo (SOR)
- Address: Av. Dom Aguirre, 2.393, Jardim Pelegrino, Sorocaba, SP.


- Minas Gerais (UDI)
- Address: Rua Olegario Maciel, 868, Centro, Uberlandia, MG.


Santa Catarina (FLN)
- Address: Av. Paulo Fontes, 730, Centro, Florianopolis, SC."


Curitiba (BAT)
- Address: Rua Mario Tourinho, 1.156, bairro Seminario, Curitiba, PR.


III - CONSOLIDATION OF THE COMPANY'S ARTICLES OF ASSOCIATION

Whereas the remaining clauses are in accordance to the Company's Articles of Association and to the interests of the partners, it is herewith ratified the remaining clauses of the Company's Articles of Association through its consolidation hereof expressed:


             CONSOLIDATION OF THE COMPANY'S ARTICLES OF ASSOCIATION

                    PRIME - PRESTADORA DE SERVICOS S/C LTDA


FIRST CLAUSE - COMPANY NAME

The Company, as governed by Decree no. 3708, as of January 10, 1919, and by these Articles of Association, shall go under the name of PRIME - PRESTADORA DE SERVICOS S/C LTDA

SECOND CLAUSE - HEAD OFFICE AND BRANCES


The head office of the Company shall be in this city of Belo Horizonte, State of Minas Gerais, at Avenida Bernardo Monteiro no. 1653 - parte, bairro Funcionarios. The Company may open branches at any time in Brazil and abroad.

First Paragraph - Management shall decide on the opening of branches and representation before the proper authorities in order to consolidate and carry out business in new localities, in suitable documents duly registered at the proper department, for all legal purposes.

Second Paragraph - The Company is based at Bernardo Monteiro Avenue no. 1653 - parte, bairro Funcionarios, and shall have the following branches:


Minas Gerais (BET)
- Address: BR 381 - Km 429, Distrito Industrial Paulo Camilo Pena, Betim, MG.

Minas Gerais (BHZ)
- Address: Rua Cesario Alvim, no.11, Padre Eustaquio, Belo Horizonte, MG.

Para (BEL)
- Address: Av. Governador Jose Malcher, 1357/1365, Nazare, Belem, PA.

Distrito Federal (BSB)
- Address: Area Externa do Aeroporto - Setor de Locadoras, Lojas 3 e 4, Brasilia - DF.

Sao Paulo (CPQ)
- Address: Av. Barao de Itapura, 2.309, Guanabara, Campinas, SP

Sao Paulo (MOR)
- Address:  Av. Morumbi, 8.234, Broklin, Sao Paulo, SP.

Curitiba (CWB)
- Address: Av. Comendador Franco, 4.386, esquina c/ Av. Tenente Coronel Joao Ramalho - Uberaba, Vila Macedo, Curitiba, PR.

Ceara (FOR)
- Address: Praca Brigadeiro Eduardo Gomes, s/no., Aeroporto Pinto Martins, Fortaleza, CE.

Goias (GYN)
- Address: Av. Anhanguera, 3.530, Setor Vila Nova, Goiania, GO.

Rio Grande do Norte (NAT)
- Address: Av. Nascimento de Castro, no.1.794, Lagoa Nova, Natal, RN.

Rio Grande do Sul (POA)
- Address: Av. Carlos Gomes, no.230, Mont'Serrat, Porto Alegre, RS.

Pernambuco (REC)
- Address: Av. Visconde Jequitinhonha, 1.145, Boa Viagem, Recife, PE.
Rio de Janeiro (RIO)
- Address: Av. Vinte de Janeiro, s/no., Aeroporto Internacional do Galeao, Ilha do Governador, Rio de Janeiro, RJ.

Bahia (SSA)
- Address: Av. Otavio Mangabeiras, 29, Sao Cristovao, Salvador, BA.

Vitoria (VIX)
- Address: Av. Fernando Ferrari, 3.740, Aeroporto, Vitoria, ES.

Sao Paulo (SOR)
- Address: Av. Dom Aguirre, 2.393, Jardim Pelegrino, Sorocaba, SP.

Minas Gerais (UDI)
- Address: Rua Olegario Maciel, 868, Centro, Uberlandia, MG.

Santa Catarina (FLN)
- Address: Av. Paulo Fontes, 730, Centro, Florianopolis, SC."

Curitiba (BAT)
- Address: Rua Mario Tourinho, 1.156, bairro Seminario, Curitiba, PR.


CLAUSE THREE - BUSINESS OBJECT

The Company's business object shall be dealership in buying and/or selling vehicles and accessories and providing services to make such dealership operational


"CLAUSE FOUR - CAPITAL STOCK

Wholly subscribed and paid-up Capital Stock in Brazilian currency is R$ 150.000,00 (one hundred and fifty thousand Reais) divided in 15.000 (fifteen thousand) quotas with a par value of R$ 10.00 (ten Reais) each, distributed among the partners as follows:

               Partner               No. Quotas        In R$          %
---------------------------------   ------------   ------------  -----------

LOCALIZA RENT A CAR S.A.                14.999      149.990,00     99,9934
LOCALIZA SYSTEM LTDA.                        1           10,00      0,0066
---------------------------------   ------------   ------------  -----------
TOTAL                                   15.000      150.000,00     100,000
=================================   ============   ============  ===========

PARAGRAPH FIRST- The responsibility of the partners if limited to the totality of the Capital Stock, in accordance to the Decree no. 3.708, as of January 10, 1919

PARAGRAPH SECOND- For the approval of the contractual amendments which object is the modification of the Capital Stock, a minimum of shareholders representing 75% (seventy five percent) of the Capital Stock of the Company shall be required.

PARAGRAPH THIRD- The partner LOCALIZA SYSTEM LTDA, through written will, renounce hereof expressly the exert of its right of new quota subscription in the Capital Stock of the Company, in any contractual amendment mentioned in the prior paragraph."


CLAUSULA QUINTA - TRANSFERENCIA DE QUOTAS

As quotas sao indivisiveis e nao podem ser cedidas, vendidas, alienadas, gravadas, colocadas em penhor ou transferidas a elementos estranhos a Sociedade, a qualquer titulo, sem a expressa concordancia da maioria dos quotistas. Preferencialmente as quotas serao negociadas entre os demais quotistas da Sociedade, mantida a proporcionalidade existente entre os socios remanescentes.

CLAUSE FIVE - SHARE TRANSFERENCE

The shares are indivisible and cannot be assigned, sold, disposed of, used as collateral or transferred to anyone outside the Company, for any reason, without the express agreement of the majority of the shareholders. The shares will preferably be negotiated among the other shareholders in the Company, within the same ratio among the remaining shareholders.

CLAUSE SIX - PARTNER RETIREMENT

Any partner who for whatever reason wishes to withdraw from the Company shall inform the other partners of his intention within a written notice presented no less than 60 (sixty) days in advance. Such shareholder's net assets as drawn up in a Balance Sheet specially prepared for this purpose, and valued at market prices, shall be paid to him in up to 60 (sixty) monthly consecutive installments monetarily restated on the basis of the IGPM (General Market Price Index) or another index that shall replace it, interest-free, with payment starting 30 (thirty) days after the term of notice has elapsed.

CLAUSE SEVEN - DURATION

The Company's term of duration is indefinite, beginning on the date its articles of association are registered at the proper department.

CLAUSE EIGHT - DISSOLUTION

The Company shall be wound up under the provisions of the Law or as the result of a decision taken by the partners representing the majority of the Capital Stock.

SOLE PARAGRAPH - The Company shall not go into dissolution and subsequent liquidation as a result of the retirement, insolvency or incapacity of any of the partners.

CLAUSE NINE - FISCAL YEAR

The Company's fiscal year shall coincide to the calendar year

CLAUSE TEN - FINANCIAL STATEMENTS

On December 31 of each year, the Company financial statements shall be drawn up, including an income statement, after al the legal deductions, distributed to the partners and/or capitalized, in the same proportion as their shares in Capital Stock, in accordance with a resolution by the majority of partners. Any losses shall be borne by the partners in the same proportion as their shares in Capital Stock.

SOLE PARAGRAPH - Partners representing the majority of the capital in the Company may determine that interim balance sheets be drawn up and distribute income therefrom on the basis of such balance sheets.


CLAUSE ELEVEN - PROFIT SHARING

The partners may partially or wholly distribute profits and other forms of capital remuneration disproportionately to shares in Capital Stock, by unanimous decision.


CLAUSE TWELVE - MANAGEMENT

The Company shall be managed by the following appointed Directors:

-----------------------------------------------------------------------
Jose Salim Mattar Junior                  President - Director
-----------------------------------------------------------------------
Antonio Claudio Brandao Resende           Vice President - Director
-----------------------------------------------------------------------
Eugenio Pacelli Mattar                    Vice President  - Director
-----------------------------------------------------------------------
Flavio Brandao Resende                    Vice President -  Director
-----------------------------------------------------------------------


PARAGRAPH ONE

The above appointed Directors shall represent the Company as plaintiffs and defendants, both in court and out of court, individually, before any public department or federal, state or municipal authority, as well as any government subsidized non-profit organization, private and government owned companies, and institution partially controlled by the state.

PARAGRAPH TWO

The above appointed Directors shall always represent the Company in pairs, in order to sign any kind of deed, bill of exchange check, payment order, contract, and, general, any other documents meaning any company liability or obligation.

PARAGRAPH THREE

Any of the above appointed Directors may grant powers, in pairs, by proxy, in order for their representatives to be able to carry out the acts set out in paragraphs One and Two, subject to the provisions thereof.

PARAGRAPH FOUR

Running and management of the Company shall only be entrusted to Brazilians who are resident and domiciled in Brazil.

PARAGRAPH FIVE

It is forbidden for the Company to act as guarantor for any natural person or legal entity, excepting its own shareholder partners or affiliated companies.

PARAGRAPH SIX

The Directors shall be entitled to a salary, which they shall withdraw in accordance with the financial condition of the Company.

CLAUSE THIRTEEN - TRANSFORMATION OF THE TYPE OF COMPANY, MERGERS, SPIN-OFFS AND INCORPORATIONS

At any time, by deliberation of the partners that represent the majority of the Capital Stock, the Company may be transformed into a Limited Liability Company, as well as be merged, spin-off and incorporated.

SOLE PARAGRAPH - In accordance with the Sole Paragraph in article 221 of Law 6404/76, the partners expressly and irrevocably waive entitlement to retirement should transformations take place.


CLAUSE FOURTEEN - CONTINGENT CASES -  JURISDICTION VENUE

Contingent cases in this document shall be solved upon deliberation by the partners holding the majority of the capital at a meeting called specifically for such purpose with no less than twenty fours notice.

This city of Belo Horizonte, State of Minas Gerais is elected as the only jurisdiction venue competent to clear up any pending matters and doubts that may arise from this contract, and any other is expressly waived, however senior it may be.


CLAUSE FIFTEEN - STATEMENT

The partners declare under penalty of law that they are not prevented from taking part as partners or managers in commercial or civil companies (Law no.:
6939/81, article 30, 20, "b" and Law 4.726/65, article 38, III Law no.: 8.934 and Decree no. 1800)

And so having reached fair agreement in full and mutual consent, they sigh this document of Contractual Amendment and Consolidation of the Articles of Association in 03 (counterparts), in the presence of two witnesses who were present at all time, in order to produce its legal force.

Belo Horizonte, 30 de junho de 2001

                            LOCALIZA RENT A CAR S.A.


-----------------------------------        -------------------------------------
    Jose Salim Mattar Junior                   Antonio Claudio Brandao Resende


                             LOCALIZA SYSTEM LTDA.


------------------------------------       -------------------------------------
     Flavio Brandao Resende                  Aristides Luciano de Azevedo Newton



                                  Witnesses:


------------------------------------       -------------------------------------
   1) Roberto Antonio Mendes                         2) Claudia S. Leao
       CPF 137.768.946-87                            CPF 829.323.016-91
          RG M-120.278                                 RG M 4.479.554


I hereby declare that the above text is a fair and accurate English translation of the original, recorded in the appropriate book

June 19, 2002

    /s/ Roberto Antonio Mendes

        Roberto Antonio Mendes
      Chief Financial Officer and
Executive Officer of Investor Relations